                                                                  Exhibit 5.1

              [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE L.L.P]

                                                 February 4, 2005

Aspen Insurance Holdings Limited
Victoria Hall
11 Victoria Street
Hamilton HM11
Bermuda

Ladies and Gentlemen:

         We have acted as special U.S. counsel for Aspen Insurance Holdings
Limited, a company existing under the laws of Bermuda (the "Company"), in connection with the filing by the Company with the United States Securities and
Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form F-3, to
which this opinion and consent is related (the "Registration Statement"), with respect to the registration of up to $1,863,109,486 of securities of the Company and certain selling shareholders, consisting of: the Company's senior and subordinated debt securities (collectively, the "Debt Securities"); the
Company's ordinary shares, par value 0.15144558 cent per share (the "Ordinary
Shares"); the Company's preference shares (the "Preference Shares"); depositary shares representing fractional interests in the Ordinary Shares and Preference
Shares (the "Depositary Shares"); warrants to purchase Ordinary Shares (the
"Ordinary Share Warrants"); warrants to purchase Preference Shares (the
"Preference Share Warrants"); warrants to purchase Debt Securities (the "Debt
Warrants," and together with the Ordinary Share Warrants, Preference Share
Warrants and Debt Warrants, the "Warrants"); purchase contracts (the "Purchase
Contracts"); and purchase units (the "Purchase Units"). The Debt Securities,
Ordinary Shares, Preference Shares, Depositary Shares, Warrants, Purchase
Contracts, and Purchase Units are herein referred to collectively as the
"Securities." The Securities may be issued and sold from time to time only after the Registration Statement, to which this opinion is

Aspen Insurance Holdings Limited
February 4, 2005

an exhibit, becomes effective and a prospectus supplement is prepared and filed with the Commission.

         The Debt Securities may be issued under (i) the Senior Indenture, dated as of August 16, 2004, between the Company, as Issuer, and Deutsche Bank Trust
Company Americas, as Trustee (the "Senior Indenture") or (ii) the Subordinated
Indenture in the form as filed as an exhibit to the Registration Statement (the
"Subordinated Indenture" and, together with the Senior Indenture, the
"Indentures"). Certain terms of the Debt Securities will be established in indentures supplemental to the Indentures or by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Debt Securities.

         The Warrants may be issued pursuant to the terms of one or more warrant agreements (the "Warrant Agreements") to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Warrants.

         The Depositary Shares and receipts evidencing such Depositary Shares
(the "Receipts") may be issued pursuant to the terms of a deposit agreement (the
"Deposit Agreement") to be entered into prior to the issuance of the Depositary
Shares and the Receipts, with certain terms to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Depositary Shares and Receipts.

         The Purchase Contracts and Purchase Units may be issued upon certain terms of such Securities to be established by or pursuant to resolutions of the
Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of such Securities.

         In connection therewith, we have examined (a) the Registration
Statement, (b) the Senior Indenture, and (c) the form of the Subordinated
Indenture. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

         In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the

Aspen Insurance Holdings Limited
February 4, 2005

aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

         Based upon the foregoing, and subject to the limitations,
qualifications and assumptions stated herein, we are of the opinion that:

         1. Assuming that (i) the Indentures, any Debt Securities and any supplemental indentures to be entered into in connection with the issuance of such Debt Securities have been duly and properly authorized; (ii) the
Registration Statement has become effective under the Securities Act; (iii) the terms of such Debt Securities and their issuance and sale have been duly established in conformity with the applicable Indenture and supplemental indenture relating to such Debt Securities; (iv) the Indentures have been duly executed and delivered by each party thereto; (v) the terms of such Debt
Securities do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (vi) such Debt
Securities have been duly executed and authenticated in accordance with the applicable Indenture and any applicable supplemental indenture relating to such
Debt Securities and duly issued and delivered by the Company in the manner contemplated under the applicable Indenture and any applicable supplemental indenture relating to such Debt Securities and in the Registration Statement and any prospectus supplement relating thereto, such Debt Securities (including any
Debt Securities duly issued upon exchange or conversion of any Purchase
Contracts that are exchangeable or convertible into Debt Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

         2. Assuming that (i) the Warrants have been duly and properly authorized; (ii) the Registration Statement has become effective under the
Securities Act; and (iii) the applicable Warrant Agreement and warrant certificate have been duly executed and delivered by each party thereto and their terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Warrants will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

         3. Assuming that (i) a Deposit Agreement relating to any Depositary
Shares has been duly and properly authorized; (ii) the Ordinary Shares or the
Preference Shares relating to such Depositary Shares have been duly and properly authorized for issuance in accordance

Aspen Insurance Holdings Limited
February 4, 2005

with the Memorandum of Association and Bye-laws of the Company and in accordance with a resolution of the Board of Directors of the Company specifying the specific terms thereof and the rights attaching thereto in accordance with the
Memorandum of Association and Bye-laws of the Company and Bermuda law, and that such terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or regulatory body having jurisdiction over the Company; (iii) the Registration Statement has become effective under the Securities Act; (iv) such Deposit Agreement has been duly executed and delivered by each party thereto; (v) the terms of such Depositary
Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and are such that they do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the
Company; (vi) the Ordinary Shares or the Preference Shares relating to such
Depositary Shares have been duly issued and paid for in the manner contemplated in the Deposit Agreement and the Registration Statement and any prospectus supplement relating thereto; and (vii) the Receipts are duly issued against the deposit of such Ordinary Shares or the Preference Shares in accordance with such
Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in such Deposit Agreement.

         4. Assuming that (i) Purchase Contracts and the terms of the offering thereof and related matters have been duly and properly authorized (including authorization of the issuance of the Ordinary Shares, the Preference Shares or the Debt Securities to be issued pursuant to such Purchase Contracts), and the terms of such Purchase Contracts and of such Ordinary Shares, Preference Shares or Debt Securities, as the case may be, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii)
the Registration Statement has become effective under the Securities Act; (iii)
such Purchase Contracts have been duly and properly executed, issued and are delivered by each party thereto; and (iv) the payment of the consideration for such Purchase Contracts has been made in accordance with such authorization as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding to equity or at law.

         5. Assuming that (i) Purchase Units and the terms of the offering thereof and related matters have been duly and properly authorized, and the terms thereof do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii) the Registration
Statement has become effective under the Securities Act; (iii) the Company has taken all

Aspen Insurance Holdings Limited
February 4, 2005

necessary corporate action to authorize the issuance and terms of the Purchase
Contracts that are a component of such Purchase Units (including authorization of the issuance of the Ordinary Shares, the Preference Shares or the Debt
Securities to be issued pursuant to such Purchase Contracts); (iv) in the case of any such Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof, in accordance with their terms; (v) in the case of any such Purchase
Units consisting at least in part of Debt Securities, the Company has taken all necessary corporate action to authorize the issuance and terms of such Debt
Securities; and (vi) each of (a) such Purchase Units, (b) such Purchase
Contracts and (c) in the case of any such Purchase Units consisting at least in part of Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Debt Securities, have been duly executed, authenticated (in the case of such Debt Securities), issued and delivered by each party thereto, then, upon the payment of the consideration for such Purchase Units and any such related Purchase Contracts or Debt Securities in accordance with such corporate action and, in the case of such Debt
Securities, the Indentures, such Purchase Units will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

         The opinions expressed herein are limited to the laws of the State of
New York and the Federal law of the United States. In particular, we do not pass on any matter governed by Bermuda law and we assume the validity of the
Securities, the Indentures, the Warrant Agreement, the Deposit Agreement and the
Receipts under the Company's constitutive documents and any law, regulation, order or decree in Bermuda.

         We consent to the filing of this opinion with the Commission as an exhibit to the Company's Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Registration Statement. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act.

                                Very truly yours,

                                /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                                LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.